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                                                                    Exhibit j(1)

                               CONSENT OF COUNSEL

                            AIM ADVISOR FUNDS, INC.
                            -----------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Advisor Flex Fund, AIM Advisor International Value Fund, AIM Advisor Large Cap Value Fund and AIM Advisor Real Estate Fund, which is included in Post-Effective Amendment No. 37 to the Registration Statement under the Securities Act of 1933, as amended
(No. 2-87377), and Amendment No. 38 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3886), on Form N-1A of AIM Advisor Funds, Inc.




                                  /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                  ------------------------------------------
                                  Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 18, 2000